BURLINGTON RESOURCES INC.
                       RATIO OF EARNINGS TO FIXED CHARGES
                                  EXHIBIT 12.1
                                   (UNAUDITED)



                                                                             SIX MONTHS
                                                                       ----------------------
                                                                        1997            1996
                                                                       ------          ------
                                                                            (In Millions,
                                                                        Except Ratio Amounts)
Earnings

   Income Before Income Taxes ......................................   $235            $104

   Add
      Interest and fixed charges ...................................     56              57
      Portion of rent under long-term operating
         leases representative of an interest factor ...............      3               3
                                                                       ----            ----
   Total Earnings Available for Fixed Charges ......................   $294            $164
                                                                       ====            ====


Fixed Charges

   Interest and fixed charges ......................................   $ 56            $ 57
   Portion of rent under long-term operating
      leases representative of an interest factor ..................      3               3
   Capitalized interest ............................................      2               1
                                                                       ----            ----
   Total Fixed Charges .............................................   $ 61            $ 61
                                                                       ====            ====


Ratio of Earnings to Fixed Charges .................................   4.82 x          2.69 x
                                                                       ====            ====

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